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                                                                   EXHIBIT 23.01






                               CONSENT OF COUNSEL

We consent to the references to our firm under the captions "Federal Income Tax Aspects" and "Experts" in Post-Effective Amendment No. 3 to the Form S-1 Registration Statement (Reg. No. 33-50209) as filed with the United States Securities Exchange Commission on or about May 18, 2001 and the related Prospectus of The Millburn World Resource Trust.



                                          SIDLEY AUSTIN BROWN & WOOD


May 18, 2001                              By: /s/ SIDLEY AUSTIN BROWN & WOOD
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